Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2015 Equity Incentive Plan of Axovant Gene Therapies of our report dated June 9, 2020, with respect to the consolidated financial statements of Axovant Gene Therapies Ltd. included in its Annual Report (Form 10-K) for the year ended March 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

August 11, 2020
Iselin, New Jersey

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